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                                                                   EXHIBIT 10.25

NOTICE OF GRANT OF STOCK OPTION                     CALLAWAY GOLF COMPANY
AND OPTION AGREEMENT                                ID: 95-3797580
                                                    2180 RUTHERFORD ROAD
                                                    CARLSBAD, CA 92008-8815

[NAME OF DIRECTOR]                            PLAN: 2001 NON-EMPLOYEE DIRECTOR
                                                    STOCK OPTION PLAN

      1. GRANT OF OPTION. Effective __________ ("Effective Date"), you have been granted a Non-qualified Stock Option ("Option") to buy shares of Callaway Golf Company (the "Company") common stock upon the following terms:

  Shares     Exercise Price   Scheduled Vesting Date   Scheduled Expiration Date
---------   ---------------   ----------------------   ------------------------
[NUMBER     $______________   ______________________   _________________________
   OF
SHARES]

      This stock option award is granted to you pursuant to the terms and conditions of this Notice of Grant of Stock Option and Option Agreement (this "Agreement"), and the Company's 2001 Non-Employee Directors Stock Option Plan (as amended and restated from time to time, the "Plan"), the provisions of which Plan are by this reference incorporated in this Agreement. In the event of any conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling. The Company has provided you with a copy of the Plan.

      The exercise price must be paid in the form of cash, unless otherwise determined by the Company in its discretion.

      2. VESTING. Subject to any accelerated vesting provisions contained in the Plan, the Option shall vest in accordance with the vesting schedule set forth above. The Company may, in its discretion, accelerate the vesting schedule (in which case it may impose whatever conditions it considers appropriate on the accelerated portion).

      3. TERM AND TERMINATION. The Option shall expire on the earlier of (i) the scheduled expiration date set forth above or (ii) in the case of an Option that has vested, one (1) year from the date on which you cease to be a director of the Company for any reason including death. Subject to Section 2 (Vesting), if you cease for any reason to be a director of the Company for any reason including death, that portion of the Option which has not yet vested shall be terminated.

      4. GOVERNING LAW. This Agreement shall be interpreted and construed in accordance with the internal laws of the State of Delaware and applicable federal law.

                                                      CALLAWAY GOLF COMPANY

                                                      By: _____________________